Exhibit 10.17

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT (this “Amendment”), effective as of August 28, 2014 is made by and between Andrew W. Mathias (“Executive”) and SL Green Realty Corp., a Maryland corporation with its principal place of business at 420 Lexington Avenue, New York, New York 10170 (the “Employer”).

WHEREAS, the Employer and the Executive entered into that certain Amended and Restated Employment and Noncompetition Agreement, dated as of November 8, 2013 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 12 of the Employment Agreement, the Employer and the Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Employer and the Executive agree as follows:

1.Exhibit A of the Employment Agreement is hereby amended and restated as it relates to the 2015 and 2016 time-based and performance-based vesting equity awards described thereon (the “Awards”) as set forth on Exhibit A hereto to, among other things, (i) provide that all of the Awards (as opposed to 60% of the Awards) will be subject to performance-based vesting hurdles and (ii) increase the performance-based vesting hurdles that must be achieved to earn the Awards. The terms of Exhibit A of the Employment Agreement relating to the 2014 grants and the Outperformance Plan Allocation, which have already been made, remain in full force and effect.

2.Except as expressly amended hereby, the Employment Agreement, including, without limitation, Section 3 thereof regarding Executive’s compensation and benefits, continues in full force and effect in accordance with its terms. The Employment Agreement, together with any Exhibits thereto and this Amendment, constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Employment Agreement.

3.This Amendment shall be governed and construed in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws which could cause the application of the laws of any jurisdiction other than the State of New York.

4.This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SL GREEN REALTY CORP.:

By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Executive Vice President, Chief Legal
Officer and General Counsel

EXECUTIVE:

/s/ Andrew W. Mathias
Name:	Andrew W. Mathias

[Signature Page to Mathias Employment Agreement]

EXHIBIT A

Time-Based Vesting Equity Awards
2015 Grant
[Intentionally omitted]
2016 Grant
[Intentionally omitted]

Performance-Based Vesting Equity Awards
2015 Grant

1.	Plan: The Plan

2.	Type of Award: LTIP units in SL Green Operating Partnership, L.P.

3.	Grant Date: On or before December 31, 2015

4.	Total Number of Units: 58,667

5.
The Special LTIP Unit Sharing Percentage will equal 10% and the Distribution Participation Date will be the vesting date. To the extent the aggregate amount of distributions that would have been received on vested LTIP units from January 1, 2014 through the vesting date (if the Distribution Participation Date had been the issuance date) exceeds the amount of the Special LTIP Unit Distribution that Executive becomes entitled to upon such vesting date, Executive will be entitled to receive a cash payment in such amount on such vesting date.

6.
Vesting: Subject to acceleration as set forth in the Agreement, and subject to the provisions set forth below in connection with a Change-in-Control, the units shall vest on December 31, 2015 (the “Vesting Date”), if employment continues through such date and the performance-based vesting criteria set forth below are satisfied on such date, or, if the units do not vest on December 31, 2015, on the Subsequent Vesting Date if the performance-based vesting criteria set forth below are satisfied, provided that employment continues through such date. For purposes of this paragraph, “Subsequent Vesting Date” shall mean December 31, 2016.

The performance criteria applicable to the units subject to performance-based vesting are as follows:

(i)
Such units shall vest on the Vesting Date if the Employer achieves either (A) an increase in funds from operations (“FFO”) on a per share of Common Stock of the Employer basis at an annualized rate of at least 8% per year, (B) total return to stockholders on a per share of Common Stock of the Employer basis at an annualized rate of at least 8% per year or (C) a percentage total return to stockholders on each share of Common Stock of the Employer outstanding during the entire period in the top 35% of the constituents of the MSCI US REIT Index, in each case, during fiscal year 2015.

(ii)
If the performance criteria set forth in clause (i) above are not achieved, but would have been achieved if the period for which they were measured had been the period from the beginning of 2014 through the end of 2015, then, if and as employment continues through the Vesting Date, the performance criteria will be met for such units as of the Vesting Date. If the units do not vest on the Vesting Date and the performance criteria set forth in clause (i) above would have been achieved if the period for which they were measured had been the period from the beginning of 2013 through the end of a fiscal quarter ending on or after March 31, 2016 and on or before the Subsequent Vesting Date, then, if and as employment continues through the Subsequent Vesting Date, the performance criteria will be met for such units as of the Subsequent Vesting Date. Any units subject to performance-based vesting that have not vested as of the Subsequent Vesting Date shall be forfeited.

Total return to stockholders shall be calculated based on the average of the Fair Market Value of one share of Common Stock for the ten (10) trading days at the beginning and end of such period, plus the per share amount of all dividends with an ex-dividend date occurring during such period.

7.
Change-in-Control: If a Change-in-Control occurs prior to (a) December 31, 2016 and (b) the vesting of the LTIP units and (c) the termination of Executive’s employment, then (i) 40% of the units (corresponding to the units that, prior to this Amendment, were to be subject to only time-based vesting hurdles) shall vest on December 31, 2015 (or, if later, the date of the Change-in-Control) if Executive’s employment continues or continued through such date and (ii) with respect to the remaining units, performance-based vesting will be measured in accordance with the vesting criteria set forth above using the period from the beginning of 2015 or 2014, as applicable, through the date of the Change-in-Control (as opposed to the period otherwise set forth above), but vesting of the LTIP units will remain subject to Executive’s continued employment through the later of the Vesting Date or the date of such Change-in-Control, subject to acceleration as set forth in the Agreement. For purposes of measuring FFO performance in the event of a Change-in-Control, FFO will be measured from the beginning of the period through the end of the most recently completely quarter prior to the Change-in-Control for which financial results were publicly released by the Employer. In the event Executive is terminated without Cause or for Good Reason in connection with or within 18 months of such a Change-in-Control, all of the units will vest upon such termination regardless of whether performance-based vesting had previously occurred.

8.
No Sell: Executive may not sell, assign, transfer, or otherwise encumber or dispose of LTIP units until the earlier of (i) the date that is two years after such shares/units vested, (ii) the termination of Executive’s employment or (iii) a Change-in-Control.

2016 Grant

1.	Plan: The Plan

2.	Type of Award: LTIP units in SL Green Operating Partnership, L.P.

3.	Grant Date: On or before December 31, 2016

4.	Total Number of Units: 58,667

5.
The Special LTIP Unit Sharing Percentage will equal 10% and the Distribution Participation Date will be the vesting date. To the extent the aggregate amount of distributions that would have been received on vested LTIP units from January 1, 2014 through the vesting date (if the Distribution Participation Date had been the issuance date) exceeds the amount of the Special LTIP Unit Distribution that Executive becomes entitled to upon such vesting date, Executive will be entitled to receive a cash payment in such amount on such vesting date.

6.
Vesting: Subject to acceleration as set forth in the Agreement, and subject to the provisions set forth below in connection with a Change-in-Control, the units shall vest in their entirety on December 31, 2016 (the “Vesting Date”), if employment continues through such date and the performance-based vesting criteria set forth below are satisfied on such date.

The performance criteria applicable to the units subject to performance-based vesting are as follows:

(i)
Such units shall vest on the Vesting Date if the Employer achieves either (A) an increase in FFO on a per share of Common Stock of the Employer basis at an annualized rate of at least 8% per year, (B) total return to stockholders on a per share of Common Stock of the Employer basis at an annualized rate of at least 8% per year or (C) a percentage total return to stockholders on each share of Common Stock of the Employer outstanding during the entire period in the top 35% of the constituents of the MSCI US REIT Index, in each case, during fiscal year 2016.

(ii)	If the performance criteria set forth in clause (i) above are not achieved, but would have been achieved if the period for which they were measured had been the period from the beginning of

2014 through the end of 2015, then, if and as employment continues through the Vesting Date, the performance criteria will be met for such units as of the Vesting Date. Any units subject to performance-based vesting that have not vested as of the Vesting Date shall be forfeited.

Total return to stockholders shall be calculated based on the average of the Fair Market Value of one share of Common Stock for the ten (10) trading days at the beginning and end of such period, plus the per share amount of all dividends with an ex-dividend date occurring during such period.

7.
Change-in-Control: If a Change-in-Control occurs prior to (a) December 31, 2016 and (b) the vesting of the LTIP units and (c) the termination of Executive’s employment, then (i) 40% of the units (corresponding to the units that, prior to this Amendment, were to be subject to only time-based vesting hurdles) shall vest on December 31, 2016 if Executive’s employment continues through such date and (ii) with respect to the remaining units, performance-based vesting will be measured in accordance with the vesting criteria set forth above using the period from the beginning of 2016 or 2014, as applicable, through the date of the Change-in-Control (as opposed to the period otherwise set forth above), but vesting of the LTIP units will remain subject to Executive’s continued employment through the later of the Vesting Date or the date of such Change-in-Control, subject to acceleration as set forth in the Agreement. For purposes of measuring FFO performance in the event of a Change-in-Control, FFO will be measured from the beginning of the period through the end of the most recently completely quarter prior to the Change-in-Control for which financial results were publicly released by the Employer. In the event Executive’s employment is terminated by the Employer without Cause or by Executive for Good Reason in connection with or within 18 months of such a Change-in-Control, all of the units will vest upon such termination regardless of whether performance-based vesting had previously occurred.

8.
No Sell: Executive may not sell, assign, transfer, or otherwise encumber or dispose of LTIP units until the earlier of (i) the date that is two years after such shares/units vested, (ii) the termination of Executive’s employment or (iii) a Change-in-Control.

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